Consent of Independent Registered Public Accounting Firm

To the Board of Directors
PROLOR Biotech, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163795) of PROLOR Biotech, Inc. of our report dated March 25, 2010 relating to the consolidated financial statements of PROLOR Biotech, Inc. and its subsidiaries which appear in this Form 10-K.

/s/ Yarel + Partners
Yarel + Partners

Certified Public Accountants

Tel-Aviv, Israel
March 25, 2010